Exhibit 99.1
Cipher Digital Provides Fourth Quarter and Full Year 2025 Business Update

Rebrands to Cipher Digital to Reflect Strategic Shift Toward HPC

Divested 49% Stake in Alborz, Bear, and Chief Mining Sites

Secured Full Funding for Existing Data Center Developments Through High-Yield Bond Offerings

Data Center Development on Track at Barber Lake and Black Pearl

NEW YORK—February 24, 2026—Cipher Digital Inc. (NASDAQ: CIFR) (“Cipher” or the “Company”) today announced its fourth quarter and full year 2025 financial results, with an update on its operations and business strategy.

“Building on a transformative 2025, the fourth quarter reflected continued momentum as we advanced our evolution into a leading HPC data center development company,” said Tyler Page, Chief Executive Officer. “During the quarter, we upsized our initial lease with Fluidstack and Google and signed our first HPC lease with Amazon. In addition, we successfully executed multiple high yield bond offerings to finance two of our existing HPC projects at Barber Lake and Black Pearl. In recognition of this successful shift in our business model and strategic priorities going forward, we are proud to now officially operate as Cipher Digital.”

The rebrand to Cipher Digital reflects the Company’s full strategic transition toward a business model centered on stable, long-duration cash flows and long-term leases with best-in-class hyperscale customers. Cipher is focused on sourcing and securing power, developing advanced data centers purpose-built for HPC workloads, and leasing capacity to the world’s leading technology companies. While bitcoin mining played a foundational role in building Cipher’s power origination expertise and large-scale development capabilities, the Company’s identity has evolved to focus on enabling next-generation compute at industrial scale.

In line with this new direction, Cipher sold its 49% interest in the three 40 MW joint venture sites, Alborz, Bear, and Chief, as well as select bitcoin mining machines previously deployed at Black Pearl. These non-core assets were acquired by Canaan Inc., a vertically integrated innovator in crypto mining, for approximately $40 million in an all-stock transaction. This transaction allows Cipher to simplify the business structure, maintain optimized exposure to the bitcoin mining industry in a capital-light manner, and accelerate the strategic transition.

In addition, the Company successfully executed three high-yield offerings to finance the construction at Barber Lake and Black Pearl. In the first transaction, Cipher raised $1.4 billion in aggregate principal of senior secured notes at 7.125%. Subsequently, the Company offered $333 million in additional aggregate principal at the same rate, bringing the total size of the financing for Barber Lake to $1.73 billion. The third high-yield offering raised $2.0 billion in aggregate principal of senior secured notes at 6.125%, with the substantially lower rate reflecting the Company’s continued maturation and strong investor confidence.

With financing secured, the Company has cleared another major hurdle in the execution of these large-scale projects. Cipher is now fully focused on the construction and delivery of Barber Lake and Black Pearl, both of which remain on schedule, supported by our best-in-class construction team.

“2026 is a year of execution for Cipher as we fully transition the business into a leading infrastructure platform. With construction on track at our existing projects, a deep and expanding development pipeline, and heightened demand from both capital providers and tenants, we are firmly focused on establishing Cipher Digital as the premier developer and operator of data centers powering the next generation of compute,” added Mr. Page.

Finance and Operations Highlights

•Rebranded from Cipher Mining to Cipher Digital, reflecting the Company's pivot from bitcoin mining to HPC data center development
•Secured 600 MW gross of total contracted HPC capacity to date across two leases, a 15-year 300 MW lease with AWS and a 10-year 300 MW lease with Fluidstack and Google
•Completed three bond offerings to finance HPC data center buildouts for aggregate proceeds of $3.73 billion
•Barber Lake data center development is progressing on track with ~95% of long lead equipment secured and all current design milestones achieved
•Black Pearl data center development is on schedule, with engineering, procurement, and construction activities underway
•Q4 2025 Revenue of $60 million and Adjusted Net Loss of $55 million

Business Update Call and Webcast

The live webcast and a webcast replay of the conference call can be accessed from the investor relations section of Cipher’s website at https://investors.cipherdigital.com/.

About Cipher

Cipher develops and operates industrial-scale data centers engineered for next-generation computing at the highest standards of innovation, precision, and excellence. The Company brings together deep expertise across power sourcing, construction, engineering, operations, real estate, and technology to deliver high-quality data centers purpose built for HPC workloads. By partnering with premier tenants, Cipher seeks to meet the growing demand for industrial-scale data center capacity and become a leading HPC development platform that is built for hyperscale. To learn more about Cipher, please visit https://www.cipherdigital.com/.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, such as, statements about the Company’s beliefs and expectations regarding its future results of operations and financial position, its planned business model and strategy, its data center development, timing and likelihood of success, capacity, functionality and timing of operation of data centers, expectations regarding the operations of data centers, potential strategic initiatives, such as joint ventures and partnerships, and management plans and objectives, are forward-looking statements and should be evaluated as such. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and its management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, Cipher’s evolving business model and strategy and efforts it may make to modify aspects of its business model or engage in various strategic initiatives, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Cipher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“Annual Report”) to be filed with the Securities and Exchange Commission (“SEC”), and in Cipher’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

The company maintains a dedicated investor website at https://investors.cipherdigital.com/investors (“Investors’ Website”). Financial and other important information regarding the Company is routinely posted on and accessible through the Investors Website. Cipher uses its Investors’ Website as a distribution channel of material information about the Company, including through press releases, investor presentations, reports and notices of upcoming events. Cipher intends to utilize its Investors’

Website as a channel of distribution to reach public investors and as a means of disclosing material non-public information for complying with disclosure obligations under Regulation FD. In addition, you may sign up to automatically receive email alerts and other information about the Company by visiting the “Email Alerts” option under the Investors Resources section of Cipher’s Investors’ Website and submitting your email address.

Non-GAAP Financial Measures
This press release includes supplemental financial measures for Adjusted Earnings (Loss) and Adjusted Earnings (Loss) per share - diluted, in each case that exclude the impact of (i) the non-cash change in fair value of derivative asset, (ii) share-based compensation expense, (iii) depreciation and amortization, (iv) deferred income tax expense, (v) nonrecurring gains and losses, (vi) the non-cash change in fair value of warrant liability, (vii) non-cash losses related to miners reclassified as held for sale, (viii) impairment of long-lived assets, and (ix) non-cash disposal of miners. These supplemental financial measures are not measurements of financial performance under accounting principles generally accepted in the United States (“GAAP”) and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate our business performance and to help make operating decisions. We believe the use of these non-GAAP financial measures can also facilitate comparison of our operating results to those of our competitors by excluding certain items that vary in our industry based on company policy.

Non-GAAP financial measures are subject to material limitations as they are not in accordance with, or a substitute for, measurements prepared in accordance with GAAP. For example, we expect that share-based compensation expense, which is excluded from the non-GAAP financial measure, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers and directors. Similarly, we expect that depreciation and amortization will continue to be a recurring expense over the term of the useful life of the related assets. Our non-GAAP financial measures are not meant to be considered in isolation and should be read only in conjunction with our consolidated financial statements included elsewhere in our Annual Report, which have been prepared in accordance with GAAP. We rely primarily on such consolidated financial statements to understand, manage and evaluate our business performance and use the non-GAAP financial measures only supplementally.

Contacts:
Investor Contact:
Courtney Knight
Head of Investor Relations at Cipher Digital
Courtney.knight@ciphermining.com

Media Contact:
Ryan Dicovitsky / Kendal Till
Dukas Linden Public Relations
CipherMining@DLPR.com

CIPHER DIGITAL INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for share and per share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$ 628,263	$ 5,585
Restricted cash, current	1,761,292	-
Accounts receivable	687	596
Receivables, related party	271	2,090
Prepaid expenses and other current assets	7,977	3,387
Bitcoin	125,400	92,651
Receivable for bitcoin collateral	-	32,248
Miners held for sale	94,879	-
Derivative asset	34,090	31,648
Total current assets	2,652,859	168,205
Restricted cash, noncurrent	275,076	14,392
Property and equipment, net	622,455	480,865
Deposits on equipment	10,962	38,872
Intangible assets, net	77,388	8,881
Investment in equity investees	29,400	53,908
Derivative asset	22,720	54,022
Operating lease right-of-use asset	11,321	12,561
Security deposits	27,732	19,782
Other noncurrent assets	561,995	3,958
Total assets	$ 4,291,908	$ 855,446
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$ 40,064	$ 22,699
Accrued expenses and other current liabilities	90,086	69,824
Finance lease liability, current portion	4,237	3,798
Operating lease liability, current portion	1,731	3,127
Warrant liability	525,160	-
Short-term borrowings	37,793	32,330
Total current liabilities	699,071	131,778
Long-term borrowings, net	2,711,648	-

Asset retirement obligations	33,696	20,282
Finance lease liability	3,094	7,331
Operating lease liability	8,545	9,833
Deferred tax liability	-	4,269
Total liabilities	3,456,054	173,493
Commitments and contingencies (Note 14)
Redeemable noncontrolling interest	30,319	-
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding as of December 31, 2025, and December 31, 2024	-	-
Common stock, $0.001 par value, 1,000,000,000 and 500,000,000 shares authorized as of December 31, 2025 and December 31, 2024, respectively, 412,074,529 and 361,432,449 shares issued as of December 31, 2025 and December 31, 2024, respectively, and 404,963,061 and 350,783,817 shares outstanding as of December 31, 2025, and December 31, 2024, respectively	412	361
Additional paid-in capital	1,808,786	863,015
Accumulated deficit	(1,003,656)	(181,412)
Treasury stock, at par, 7,111,468 and 10,648,632 shares at December 31, 2025 and December 31, 2024, respectively	(7)	(11)
Total stockholders’ equity	805,535	681,953
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$ 4,291,908	$ 855,446

CIPHER DIGITAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)

	Year Ended December 31,
	2025	2024	2023
Revenue - bitcoin mining	$ 223,942	$ 151,270	$ 126,842
Costs and operating (expenses) income
Cost of revenue	(81,216)	(62,364)	(50,309)
Compensation and benefits	(79,129)	(60,796)	(57,399)
General and administrative	(36,382)	(32,655)	(27,796)
Depreciation and amortization	(198,973)	(102,448)	(59,093)
Change in fair value of power purchase agreement	(28,860)	(7,921)	26,836
Power sales	7,870	5,405	9,941
Equity in losses of equity investees	(20,822)	(384)	(2,530)
Unrealized gains (losses) on fair value of bitcoin	(41,603)	11,313	3,299
Realized gains on sale of bitcoin	7,126	51,548	7,739
Other operating gains (losses)	(173,516)	3,333	2,355
Total costs and operating expenses	(645,505)	(194,969)	(146,957)
Operating loss	(421,563)	(43,699)	(20,115)
Other income (expense)
Interest income	19,479	3,384	164
Interest expense	(36,559)	(1,708)	(1,999)
Change in fair value of warrant liability	19,290	250	(243)
Other expense	(406,204)	(2,544)	(17)
Total other expense	(403,994)	(618)	(2,095)
Loss before taxes	(825,557)	(44,317)	(22,210)
Current income tax expense	(956)	(1,255)	(201)
Deferred income tax benefit (expense)	4,269	937	(3,366)
Total income tax benefit (expense)	3,313	(318)	(3,567)
Net loss	(822,244)	(44,635)	(25,777)
Less: Net loss attributable to redeemable noncontrolling interest	-	-	-
Net loss available for common stockholders	$ (822,244)	$ (44,635)	$ (25,777)
Loss per share - basic and diluted	$ (2.15)	$ (0.14)	$ (0.10)
Weighted average shares outstanding - basic and diluted	381,602,904	323,103,303	252,439,461

Non-GAAP Financial Measures
The following are reconciliations of our Adjusted Earnings (Loss) and Adjusted Earnings (Loss) per share - diluted, in each case excluding the impact of (i) the non-cash change in fair value of derivative asset, (ii) share-based compensation expense, (iii) depreciation and amortization, (iv) deferred income tax expense, (v) nonrecurring gains and losses, (vi) the non-cash change in fair value of warrant liability, (vii) non-cash losses related to miners reclassified as held for sale, (viii) impairment of long-lived assets, and (ix) non-cash disposal of miners, to the most directly comparable GAAP measures for the periods indicated (in thousands, except for per share amounts):

	Year Ended December 31,
	2025	2024	2023
Reconciliation of Adjusted Earnings:
Net loss	$ (822,244)	$ (44,635)	$ (25,777)
Change in fair value of power purchase agreement	28,860	7,921	(26,836)
Share-based compensation expense	52,787	42,132	38,470
Depreciation and amortization	198,973	102,448	59,093
Deferred income tax (benefit) expense	(4,269)	(937)	3,366
Other losses (gains) - nonrecurring	416,688	—	(2,355)
Change in fair value of warrant liability	(19,290)	(250)	243
Loss on miners held for sale	96,056	—	—
Impairment of long-lived assets	45,317	—	—
Disposal of miners	29,358	—	—
Adjusted (loss) earnings	$ 22,236	$ 106,679	$ 46,204
	Year Ended December 31,
	2025	2024	2023
Reconciliation of Adjusted Earnings per share - diluted:
Net loss per share - diluted	$ (2.15)	$ (0.14)	$ (0.10)
Change in fair value of power purchase agreement per diluted share	0.07	0.02	(0.11)
Share-based compensation expense per diluted share	0.14	0.13	0.15
Depreciation and amortization per diluted share	0.52	0.32	0.23
Deferred income tax (benefit) expense per diluted share	(0.01)	—	0.01
Other losses (gains) - nonrecurring per diluted share	1.09	—	(0.01)
Change in fair value of warrant liability per diluted share	(0.05)	—	—
Loss on miners held for sale per diluted share	0.25	—	—
Impairment of long-lived assets per diluted share	0.12	—	—
Disposal of miners per diluted share	0.08	—	—
Adjusted earnings per diluted share	$ 0.06	$ 0.33	$ 0.17